UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

Lyra Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39273	84-1700838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 393-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2023, Lyra Therapeutics, Inc. (the “Company”) entered into a sublease agreement (the “Sublease”) with RVAC Medicines (US), Inc., a Delaware corporation (the “Sublessor”), for approximately 23,704 square feet of laboratory and office space at 880 Winter Street in Waltham, Massachusetts (the “Premises”). The Premises represent a portion of the 37,202 square feet Sublessor has leased from BXP Waltham Woods LLC, a Delaware limited liability company (the “Landlord”), pursuant to that certain lease, dated as of October 13, 2021 between Landlord and Sublessor.

The term of the Sublease commences on the date that Sublessor delivers exclusive possession of the Premises to the Company in suitable condition, which is expected to be January 1, 2024 (the “Target Commencement Date”), and expires on November 30, 2032. If the Target Commencement Date does not occur by the date that is 30 days after the Target Commencement Date, the Company may terminate the Sublease. The Company’s monthly base rent will be $150,125.33 which amounts to an annual base rent of $1,801,503.96, except that the Company will not be responsible for base rent for the first two months of the term. The annual base rent shall increase each year thereafter at a rate of 3%. In addition to the base rent, the Company is also responsible for its share of the operating expenses, utility costs and real estate taxes, in accordance with the terms of the Sublease. The Company is required to provide a security deposit to the Sublessor in the form of a letter of credit in the amount of $450,375.99.

The Sublease contains customary provisions allowing the Sublessor to terminate the Sublease if the Company fails to remedy a default of any of its obligations under the Sublease within specified periods or upon the bankruptcy or insolvency of the Company.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the Sublease, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the period ending December 31, 2023.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyra Therapeutics, Inc.

Date:	December 28, 2023	By:	/s/ Jason Cavalier
Jason Cavalier Chief Financial Officer